EXHIBIT 99.1

Noble Corporation 13135 Dairy Ashford, Suite 800 Sugar Land, Texas 77478
PRESS RELEASE

NOBLE CORPORATION REPORTS
THIRD QUARTER 2021 RESULTS

SUGAR LAND, TEXAS, November 4, 2021 - Noble Corporation (NYSE: NE, “Noble”, or the “Company”) today reported third quarter 2021 results.

	Successor		Predecessor
(stated in millions, except per share amounts)	Three Months Ended Sep 30, 2021	Three Months Ended Jun 30, 2021	Three Months Ended Sep 30, 2020
Total Revenue	$250	$219	$242
Contract Drilling Services Revenue	231	200	227
Net Income (Loss)	(24)	20	(51)
Adjusted EBITDA*	47	10	76
Adjusted Net Income (Loss)*	10	(22)	1
Diluted Earnings (Loss) Per Share	(0.36)	0.30	(0.20)
Adjusted Diluted Earnings (Loss) Per Share*	0.15	(0.32)	—

* A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can be found at www.noblecorp.com.

Robert W. Eifler, President and Chief Executive Officer of Noble Corporation, stated “I am pleased with the performance of the Noble team over the third quarter. Notably, the Noble Lloyd Noble has now started its contract for Equinor in Norway and I’d like to thank our employees and local business partners for their effort and focus. We also recently completed the successful sale of four jackups in Saudi Arabia. That transaction further bolsters our balance sheet, creates value for our shareholders, and supports our return of capital strategy.”

Third Quarter Results
Contract drilling services revenue for the third quarter of 2021 totaled $231 million compared to $200 million in the second quarter of 2021. The increase in revenue was largely due to contract commencements on the Noble Clyde Boudreaux and Noble Faye Kozack (formerly Pacific Khamsin); and higher operating days on the Noble Scott Marks, Noble Tom Prosser, Noble Sam Croft, and Noble Stanley Lafosse (formerly Pacific Sharav). Additionally, contract drilling services revenue included a reduction of $14 million in each of the second and third quarters of 2021 related to the non-cash amortization of favorable customer contract intangibles. Marketed fleet utilization was 81 percent in the three months ended September 30, 2021 compared to 74 percent in the second quarter.
Contract drilling services costs for the third quarter were $189 million, in line with the second quarter of 2021. As a result, contract drilling margin increased to 23 percent from 12 percent in the previous period when excluding the non-cash intangible amortization. During the third quarter, Noble incurred approximately $10 million of costs in connection to damages sustained during Hurricane Ida.
Adjusted EBITDA for the three months ended September 30, 2021 was $47 million compared to $10 million in the second quarter of 2021.
Upon emergence from restructuring, Noble adopted fresh-start accounting which resulted in Noble becoming a new reporting entity for accounting and financial reporting purposes. Accordingly, our financial statements and notes after February 5, 2021 are not comparable to our financial statements and notes prior to that date. As required by GAAP, results must be presented separately for the predecessor period up to February 5, 2021 (the “Predecessor” period) and the successor period from February 6, 2021 through all dates after (the “Successor” period).

Operating Highlights
Jackups – Over the course of the third quarter, the Noble Tom Prosser was awarded a new contract with Santos for three wells in Australia. These firm wells are expected to start in the first quarter of 2022 in direct continuation of the rig’s current contract with Santos. In the UK North Sea, our customer IOG elected to exercise the first of two one-well options for the Noble Hans Deul. In September the Noble Lloyd Noble received its Acknowledgement of Compliance from the Petroleum Safety Authority Norway and in late-October commenced its contract with Equinor. The Noble Regina Allen recently completed its contract with BHP in Trinidad and Tobago and the Company is pursuing opportunities for follow-on work in the region.
Floaters – The Noble Gerry de Souza (formerly Pacific Santa Ana) completed its plug and abandonment contract with Petronas in Mauritania. Since program conclusion in August, the rig has since mobilized to Las Palmas to complete installation of a managed pressure drilling system and a second blowout preventer stack in preparation for previously announced work in Suriname for APA Corporation. In early September, the Noble Faye Kozack began operations for Petronas in Mexico and is expected to return to the U.S. Gulf of Mexico to start its next contract with Murphy in the fourth quarter.

Backlog and Liquidity Update
At September 30, 2021, the Company’s estimated revenue backlog totaled approximately $1.5 billion.
Additionally, the Company had total liquidity of $588 million consisting of $112 million in cash and $476 million available under its revolving credit facility.
On November 3, 2021, Noble completed the sale of four jackup rigs working in Saudi Arabia. The company expects to generate approximately $285 million in cash from the transaction net of fees, expenses, and the settlement of working capital. Applying the net proceeds on a pro forma basis, liquidity would have been approximately $873 million at September 30, 2021. Excluding the backlog related to the rigs sold, total backlog would be approximately $1.4 billion.

Outlook
Commenting on the state of the offshore drilling industry, Mr. Eifler added, “Oil prices remained stable through the third quarter and within a dollar-per-barrel range that provides supportive economics for our customers’ offshore projects. Global energy demand also continues to normalize from last year’s pandemic-driven lows. On the back of these global macro improvements, the rig market has continued to show consistent signs of recovery throughout 2021, especially in the UDW segment. These recent market trends are encouraging and are supportive of our strategy to implement a sustainable return of capital policy.”

The Company also provided updated guidance for full year 2021 and full year 2022:

($ in millions)	2021 Guidance (1,2)	2022 Guidance (1)
Adjusted Revenue (3)	$870 - $900	$1,050 - $1,125 (5)
Adjusted EBITDA (3,4)	$95 - $115	$300 - $335 (5)
Capital Expenditures	$175 - $195	$115 - $130
(1)Guidance is as of November 4, 2021. Noble’s guidance is provided on a guidance basis, which is a non-GAAP financial measure. Management evaluates Noble’s financial performance in part based on guidance basis, which management believes enhances investors’ understanding of Noble’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments to arrive at guidance basis are described below. Due to the forward-looking nature of Adjusted EBITDA, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure. Accordingly, the company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort.
(2)The Company has combined the 2021 results for the Predecessor and Successor periods as non-GAAP measures when giving full-year 2021 guidance since we believe it provides the most meaningful basis to analyze our 2021 results.
(3)Adjusted to exclude recognition of the non-cash intangible contract asset amortization of ~$51 million and ~$44 million in 2021 and 2022, respectively. Without this adjustment, Revenue guidance ranges for 2021 and 2022 would be $819 million - $849 million and $1,006 million - $1,081 million, respectively.
(4)The Company discloses Adjusted EBITDA (Operating income/loss excluding Depreciation and Amortization and, when applicable, Other Items). Other Items include amortization of intangible contract assets, restructuring related items, merger and integration costs, transaction costs on sale of operating assets, gain on bargain purchase, professional fees related to a tax refund success fee and other corporate initiatives, and hurricane related losses.
(5)Of the total calendar days available for our fleet in 2022, Noble assumes 88% of the days are operating days (excluding cold stacked rigs). Of the operating days, 65% are currently under firm contract, and 16% are assumed exercised options.

Fleet Status Report
In conjunction with third quarter results, the Company has also provided an updated “Fleet Status Report” which reflects the current status and contract information for each of its rigs. The updated report can be found under the “Our Fleet” section of Company’s website.
Conference Call
Noble has scheduled a conference call related to its third quarter 2021 results on Friday, November 5, 2021, at 8:00 a.m. U.S. Central Time. Interested parties can access the call at https://events.q4inc.com/attendee/619174973 or via a live webcast available through the Company’s Investor Relations website at https://investors.noblecorp.com. A replay of the webcast will be available on the Investor Relations website for a limited time following the scheduled call.

For additional information, visit www.noblecorp.com or email investors@noblecorp.com

Craig Muirhead
Vice President - Investor Relations and Treasurer
+1 713-239-6564

Aaron Campbell
Director - Investor Relations
+1 713-417-9112

About Noble Corporation
Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Currently, Noble performs, through its subsidiaries, contract drilling services with a fleet of 20 offshore drilling units, consisting of 12 drillships and semisubmersibles and 8 jackups, focused largely on ultra-deepwater and high-specification jackup drilling opportunities in both established and emerging regions worldwide. Noble is an exempted company incorporated in the Cayman Islands with limited liability with registered office at P.O. BOX 309, Ugland House, S. Church Street, Grand Cayman, KY1-1104.

Forward-looking Statements
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this communication, including those regarding 2021 and 2022 guidance, including revenue, EBITDA and capital expenditures, net proceeds from the sale of four jackup rigs working in Saudi Arabia, the impact of the transaction and use of proceeds, free cash flow, return of capital to shareholders, rig demand, the offshore drilling market, oil prices, contract backlog, fleet status, our future financial position, business strategy, liquidity, borrowings under our credit facility or other instruments, sources of funds, future capital expenditures, contract commitments, dayrates, contract commencements, extension or renewals, contract tenders, plans and objectives of management for future operations, industry conditions, access to financing, impact of competition, worldwide economic conditions and timing, benefits or results of acquisitions or dispositions are forward-looking statements. When used in this report, or in the documents incorporated by reference, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “shall” and “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including, but not limited to, uncertainties relating to the effects of public health threats, pandemics and epidemics, such as the recent and ongoing outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those “Risk Factors” referenced or described in the Company’s most recent Form 10-K, Form 10-Q’s, and other filings with the Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.

NOBLE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Successor	Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Operating revenues
Contract drilling services	$231,154	$227,050
Reimbursables and other	19,217	14,786
	250,371	241,836
Operating costs and expenses
Contract drilling services	188,552	137,180
Reimbursables	16,462	13,369
Depreciation and amortization	25,248	90,606
General and administrative	14,982	15,662
Merger and integration costs	5,033	—
Transaction costs on sale of operating assets	3,146	—
Hurricane losses	10,441	—
Pre-petition charges	—	3,894
	263,864	260,711
Operating loss	(13,493)	(18,875)
Other income (expense)
Interest expense, net of amounts capitalized	(8,870)	(23,427)
Gain on extinguishment of debt, net	—	17,847
Interest income and other, net	973	7,872
Reorganization items, net	—	(9,014)
Loss before income taxes	(21,390)	(25,597)
Income tax provision	(2,275)	(25,271)
Net loss	$(23,665)	$(50,868)
Per share data
Basic:
Net loss	$(0.36)	$(0.20)
Diluted:
Net loss	$(0.36)	$(0.20)

NOBLE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS- CONTINUED
(In thousands, except per share amounts)
(Unaudited)

	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Nine Months Ended
	September 30, 2021	February 5, 2021	September 30, 2020
Operating revenues
Contract drilling services	$515,680	$74,051	$714,555
Reimbursables and other	46,467	3,430	46,510
	562,147	77,481	761,065
Operating costs and expenses
Contract drilling services	456,853	46,965	442,479
Reimbursables	41,577	2,737	41,387
Depreciation and amortization	64,831	20,622	283,652
General and administrative	47,939	5,727	106,504
Merger and integration costs	13,786	—	—
Transaction costs on sale of operating assets	3,146	—	—
Hurricane losses	10,441	—	—
Pre-petition charges	—	—	14,409
Loss on impairment	—	—	1,119,517
	638,573	76,051	2,007,948
Operating income (loss)	(76,426)	1,430	(1,246,883)
Other income (expense)
Interest expense, net of amounts capitalized	(23,628)	(229)	(164,586)
Gain on bargain purchase	64,479	—	—
Gain on extinguishment of debt, net	—	—	17,254
Interest income and other, net	7,490	399	8,546
Reorganization items, net	—	252,051	(9,014)
Income (loss) before income taxes	(28,085)	253,651	(1,394,683)
Income tax benefit (provision)	6,631	(3,423)	238,944
Net income (loss)	$(21,454)	$250,228	$(1,155,739)
Per share data
Basic:
Net income (loss)	$(0.35)	$1.00	$(4.61)
Diluted:
Net income (loss)	$(0.35)	$0.98	$(4.61)

NOBLE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Successor	Predecessor
	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$112,225	$343,332
Accounts receivable, net	227,644	147,863
Prepaid expenses and other current assets	81,041	111,089
Total current assets	420,910	602,284
Intangible assets	76,262	—
Property and equipment, at cost	1,518,663	4,777,697
Accumulated depreciation	(56,588)	(1,200,628)
Property and equipment, net	1,462,075	3,577,069
Property and equipment held for sale	88,639	—
Other assets	46,882	84,584
Total assets	$2,094,768	$4,263,937
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$106,429	$95,159
Accrued payroll and related costs	56,442	36,553
Other current liabilities	78,636	86,639
Total current liabilities	241,507	218,351
Long-term debt	406,000	—
Other liabilities	80,593	117,331
Liabilities subject to compromise	—	4,239,643
Total liabilities	728,100	4,575,325
Commitments and contingencies
Total shareholders’ equity	1,366,668	(311,388)
Total liabilities and equity	$2,094,768	$4,263,937

NOBLE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Nine Months Ended
	September 30, 2021	February 5, 2021	September 30, 2020
Cash flows from operating activities
Net income (loss)	$(21,454)	$250,228	$(1,155,739)
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Depreciation and amortization	64,831	20,622	283,652
Loss on impairment	—	—	1,119,517
Gain on extinguishment of debt, net	—	—	(17,254)
Gain on bargain purchase	(64,479)	—	—
Amortization of intangible asset	37,127	—	—
Reorganization items, net	—	(280,790)	(11,531)
Changes in components of working capital
Change in taxes receivable	13,810	(1,789)	29,581
Net changes in other operating assets and liabilities	(5,807)	(33,719)	(11,560)
Net cash provided by (used in) operating activities	24,028	(45,448)	236,666
Cash flows from investing activities
Capital expenditures	(117,750)	(14,629)	(112,603)
Cash acquired in stock-based business combination	54,970	—	—
Proceeds from disposal of assets, net	31,247	194	1,428
Net cash provided by (used in) investing activities	(31,533)	(14,435)	(111,175)
Cash flows from financing activities
Issuance of second lien notes	—	200,000	—
Borrowings on credit facilities	40,000	177,500	210,000
Repayments of credit facilities	(27,500)	(545,000)	—
Repayments of debt	—	—	(101,132)
Debt issuance costs	—	(23,664)	—
Warrants exercised	647	—	—
Cash paid to settle equity compensation awards	—	—	(1,010)
Taxes withheld on employee stock transactions	—	(1)	(417)
Net cash provided by (used in) financing activities	13,147	(191,165)	107,441
Net increase (decrease) in cash, cash equivalents and restricted cash	5,642	(251,048)	232,932
Cash, cash equivalents and restricted cash, beginning of period	113,993	365,041	105,924
Cash, cash equivalents and restricted cash, end of period	$119,635	$113,993	$338,856

NOBLE CORPORATION AND SUBSIDIARIES
OPERATIONAL INFORMATION
(Unaudited)

	Average Rig Utilization

	Successor		Predecessor
	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Floaters	73%	68%	53%
Jackups	75%	69%	62%
Total	74%	68%	57%

	Operating Days

	Successor		Predecessor
	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Floaters	806	690	582
Jackups	828	752	680
Total	1,634	1,442	1,262

	Average Dayrates

	Successor		Predecessor
	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Floaters	$214,304	$216,663	$218,821
Jackups	87,972	85,938	146,625
Total	$150,287	$148,509	$179,900

NOBLE CORPORATION AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE
(In thousands, except per share amounts)
(Unaudited)

The following tables presents the computation of basic and diluted income(loss) per share:

	Successor		Predecessor
		Period from	Period from
	Three Months	February 6, 2021	January 1, 2021	Three Months	Nine Months
	Ended	through	through	Ended	Ended
	September 30, 2021	September 30, 2021	February 5, 2021	September 30, 2020	September 30, 2020
Numerator:
Basic
Net income (loss)	$(23,665)	$(21,454)	$250,228	$(50,868)	$(1,155,739)
Diluted
Net income (loss)	$(23,665)	$(21,454)	$250,228	$(50,868)	$(1,155,739)
Denominator:
Weighted average shares outstanding - basic	66,623	61,847	251,115	251,058	250,696
Dilutive effect of share-based awards	—	—	5,456	—	—
Weighted average shares outstanding - diluted	66,623	61,847	256,571	251,058	250,696

Per share data
Basic:
Net income (loss)	$(0.36)	$(0.35)	$1.00	$(0.20)	$(4.61)
Diluted:
Net income (loss)	$(0.36)	$(0.35)	$0.98	$(0.20)	$(4.61)

NOBLE CORPORATION AND SUBSIDIARIES
NON-GAAP MEASURES AND RECONCILIATION

Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. The Company defines “Adjusted EBITDA” as net loss from continuing operations before income taxes; interest income and other, net; gain (loss) on extinguishment of debt, net; interest expense, net of amounts capitalized; loss on impairment; pre-petition charges; reorganization items, net; certain corporate legal matters; and depreciation and amortization expense. We believe that Adjusted EBITDA measure provides greater transparency of our core operating performance.
In order to fully assess the financial operating results, management believes that the results of operations, adjusted to exclude the following items, which are included in the Company’s press release issued on November 4, 2021, are appropriate measures of the continuing and normal operations of the Company:
(i)In the third quarter of 2020, a gain on debt extinguishment, discrete tax items, pre-petition charges and reorganization items;
(ii)In the second quarter of 2021, a gain on bargain purchase, merger and integration costs, intangible contract amortization and discrete tax items. The quarter also included professional services costs related to a success fee associated with the ultimate recovery of a tax refund and corporate projects including registrations of our post-emergence debt and equity, listing on the New York Stock Exchange and other corporate initiatives.
(iii)In the third quarter of 2021, merger and integration costs, transaction costs on sale of operating assets, hurricane losses, intangible contract amortization and discrete tax items. The quarter also included professional services costs related to corporate initiatives.
These non-GAAP adjusted measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling cost, contract drilling margin, average daily revenue, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. Please see the following non-GAAP Financial Measures and Reconciliations for a complete description of the adjustments.

NOBLE CORPORATION AND SUBSIDIARIES
NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Adjusted EBITDA	Successor		Predecessor
	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Income (loss) before income taxes	$(21,390)	$18,576	$(25,597)
Interest expense, net of amounts capitalized	8,870	7,863	23,427
Interest income and other, net	(973)	(6,509)	(7,872)
Depreciation and amortization	25,248	25,339	90,606
Intangible contract amortization	14,412	14,256	—
Professional services - tax refund success fee	—	4,679	—
Professional services - corporate projects	1,787	3,414	—
Merger and integration costs	5,033	6,740	—
Transaction costs on sale of operating assets	3,146	—	—
Hurricane losses	10,441	—	—
Gain on bargain purchase	—	(64,479)	—
Gain on extinguishment of debt	—	—	(17,847)
Pre-petition charges	—	—	3,894
Reorganization items, net	—	—	9,014
Adjusted EBITDA	$46,574	$9,879	$75,625

Reconciliation of Income Tax Benefit (Provision)	Successor		Predecessor
	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Income tax benefit (provision)	$(2,275)	$1,859	$(25,271)

Adjustments
Reorganization items, net	—	—	(2,520)
Discrete tax items	(1,483)	(6,954)	58,910
Total Adjustments	(1,483)	(6,954)	56,390
Adjusted income tax benefit (provision)	$(3,758)	$(5,095)	$31,119

NOBLE CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Net Income (Loss)	Successor		Predecessor
	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Net income (loss)	$(23,665)	$20,435	$(50,868)

Adjustments
Intangible contract amortization	14,412	14,256	—
Professional services - tax refund success fee	—	4,679	—
Professional services - corporate projects	1,787	3,414	—
Merger and integration costs	5,033	6,740	—
Transaction costs on sale of operating assets	3,146	—	—
Hurricane losses	10,441	—	—
Gain on bargain purchase	—	(64,479)	—
Gain on extinguishment of debt	—	—	(17,847)
Pre-petition charges	—	—	3,894
Reorganization items, net	—	—	6,494
Discrete tax items	(1,483)	(6,954)	58,910
Total Adjustments	33,336	(42,344)	51,451
Adjusted net income (loss)	$9,671	$(21,909)	$583

Reconciliation of Diluted EPS	Successor		Predecessor
	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Unadjusted diluted EPS	$(0.36)	$0.30	$(0.20)

Adjustments
Intangible contract amortization	0.22	0.21	—
Professional services - tax refund success fee	—	0.07	—
Professional services - corporate projects	0.02	0.04	—
Merger and integration costs	0.08	0.10	—
Transaction costs on sale of operating assets	0.05	—	—
Hurricane losses	0.16	—	—
Gain on bargain purchase	—	(0.95)	—
Gain on extinguishment of debt	—	—	(0.07)
Pre-petition charges	—	—	0.02
Reorganization items, net	—	—	0.03
Discrete tax items	(0.02)	(0.09)	0.22
Total Adjustments	0.51	(0.62)	0.20
Adjusted diluted EPS	$0.15	$(0.32)	$—